Exhibit 99.2

     PERMA-FIX REPORTS RECORD FOURTH QUARTER NET INCOME OF $1.9 MILLION;
                   7TH CONSECUTIVE QUARTER OF PROFITABILITY

  PERMA-FIX COMPLETES CONSTRUCTION OF NEW TREATMENT BAY AT M&EC Facility to
        Treat Higher Level and Special Classified Mixed Nuclear Waste

  PROPOSED ACQUISITION OF NUVOTEC WOULD PROVIDE GREATER ACCESS TO DOE'S HANFORD
                                      SITE

    ATLANTA, March 6 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI; Germany: PES.BE) today announced financial results for the fourth quarter and twelve months ended December 31, 2006.

    Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, "We are pleased to report record net income for both the fourth quarter of 2006 and full year ending December 31, 2006. Our Nuclear Segment generated solid results during the fourth quarter of 2006 as the government entered its new fiscal year and Department of Energy (DOE) spending returned to normal levels. We are also very excited about the growth prospects for our Nuclear Segment heading into 2007. First, we completed construction of the new treatment bay at our M&EC facility, which allows us to treat higher level and special classified nuclear waste. We are the first commercial operator with the licenses and facilities to treat these wastes. We have already begun treating these higher level and special classified wastes during the first quarter of 2007, which positions us to capture significant share of this untapped market."

    "Second, we have entered into a letter of intent to acquire Nuvotec USA, Inc. and its wholly owned subsidiary, Pacific EcoSolutions, Inc. (PEcoS), a nuclear waste management company, based in Richland, Washington. Completion of this acquisition is subject to numerous conditions, including finalization and execution of definitive agreements, completion of due diligence and lender approvals. This acquisition, if completed, would provide us with a number of strategic benefits. Foremost, this acquisition will secure PEcoS' radioactive and hazardous waste permits and licenses, which further solidifies our position within the mixed-waste industry. Additionally, the PEcoS facility is located adjacent to the Hanford site, which represents one of the largest environmental clean-up projects in the nation, and is expected to be one of the most expensive of the DOE's nuclear weapons facilities to remediate. In addition, the acquisition expands our west coast presence and increases our treatment capacity for radioactive waste. Overall, this acquisition, if completed, represents a significant growth opportunity treating both low-level mixed waste as well as higher level radioactive wastes. Looking ahead, we remain focused on exploiting the growth opportunities in our Nuclear Segment by expanding our capabilities and leveraging our current infrastructure to increase both revenues and margins."

    Financial Results

    Revenues for the fourth quarter of 2006 were $22.0 million versus $21.5 million for the same period last year. Revenue for the Nuclear Segment was $13.1 million versus $11.3 million for the fourth quarter of 2005. Revenue for the Nuclear Segment benefited from surcharge revenues of $1.1 million relating to a settlement with a DOE contractor for work that had been previously completed. Revenue for the Industrial segment was $8.3 million versus $9.5 million in the same period last year, reflecting the Company's efforts to replace lower margin contracts.

    Income from operations for the fourth quarter was $2.6 million, versus $708,000 for the same period last year. Net income applicable to common stock for the fourth quarter of 2006 was $1.9 million, or $0.04 per share, versus $541,000 or $0.01 per share, for the same period last year.

    Revenues for the year ended December 31, 2006, were $87.9 million versus $90.9 million for the same period last year. Revenue for the Nuclear Segment was $49.4 million versus $47.2 million for the twelve months ended December 31, 2005. Revenue for the Industrial segment was $35.1 million versus $40.8 million for the same period last year.

    Income from operations for the year ended December 31, 2006, was $6.2 million versus $5.3 million for the same period last year. Net income applicable to common stock for the year ended December 31, 2006, was $4.7 million, or $0.10 per share, versus net income applicable to common stock of $3.6 million or $0.08 per share, for the same period last year. Net income applicable to common stock for the year ended December 31, 2006, included a gain of $349,000 from discontinued operations compared to a gain of $670,000 for the year ended December 31, 2005.

    The Company's EBITDA was $3.7 million during the quarter ended December 31, 2006, as compared to $2.2 million for the same period of 2005. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers' ability to understand the Company's operating performance. The Company's management utilizes EBITDA as a means to measure performance. The Company's measurements of EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net income for the three and twelve months ended December 31, 2006 and 2005.

                                      Quarter Ended          Twelve Months Ended
                                         Dec. 31,                 Dec. 31,
                                 -----------------------   -----------------------
(In thousands)                         2006         2005         2006         2005
------------------------------   ----------   ----------   ----------   ----------
Net Income, as reported          $    1,877   $      541   $    4,711   $    3,583

Adjustments:
  Depreciation &
   Amortization                       1,214        1,222        4,858        4,754
  Interest Income                       (90)        (126)        (285)        (133)
  Interest Expense                      272          418        1,346        1,594
  Interest Expense -
   Financing Fees                        48           48          193          318
  Income Tax Expense                    355          108          507          432

EBITDA                           $    3,676   $    2,211   $   11,330   $   10,548

    The tables below present certain financial information for the business segments, excluding allocation of corporate expenses:

                                     Quarter Ended December 31, 2006
                                 ---------------------------------------
(In thousands)                    Industrial     Nuclear     Engineering
------------------------------   -----------   -----------   -----------
Net revenues                     $     8,274   $    13,135   $       621
Gross profit                           1,527         6,268           105
Segment profit (loss)                   (401)        4,201             6

                                     Quarter Ended December 31, 2005
                                 ---------------------------------------
(In thousands)                    Industrial     Nuclear     Engineering
------------------------------   -----------   -----------   -----------
Net revenues                     $     9,475   $    11,283   $       708
Gross profit                           1,450         4,150           187
Segment profit (loss)                 (1,064)        2,414            48

                                     Twelve Months Ended Dec 31, 2006
                                 ---------------------------------------
(In thousands)                    Industrial     Nuclear     Engineering
------------------------------   -----------   -----------   -----------
Net revenues                     $    35,148   $    49,423   $     3,358
Gross profit                           7,483        20,930           797
Segment profit (loss)                 (1,963)       12,652           252

                                     Twelve Months Ended Dec 31, 2005
                                 ---------------------------------------
(In thousands)                    Industrial     Nuclear     Engineering
------------------------------   -----------   -----------   -----------
Net revenues                     $    40,768   $    47,245   $     2,853
Gross profit                           6,627        18,100           669
Segment profit (loss)                 (1,762)       10,077           182

    About Perma-Fix Environmental Services

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the growth prospects of our nuclear segment; new treatments at M&EC will allow us to treat high level and special classified nuclear waste, which positions us to capture significant share of an untapped market; completion of the proposed acquisition of PEcoS which, if completed, will allow us to be involved in the remediation of the DOE's Hanford site, representing a significant growth opportunity for us, provides us with a number of strategic benefits, including solidifying our position within the mixed waste industry, expanding our west coast presence and exploring new opportunities and leveraging our current business to improve revenues and margins in our Nuclear Segment. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; and our ability to apply and market our technologies; that neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any material contract granted to us prior to expiration of the term of the contract, as such contracts are generally terminable or renegotiable on 30 day notice, at the government's option; or the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; the completion of the proposed acquisition of PEcoS, which completion is subject to numerous conditions precedents; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2005 Form 10-K and the Forward-Looking Statements discussed in our Forms 10-Q for the first three quarters of 2006. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward- looking statements.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)


                                      Three Months Ended           Twelve Months Ended
                                         December 31,                  December 31,
(Amounts in Thousands,           ---------------------------   ---------------------------
Except for Per  Share Amounts)       2006           2005           2006            2005
------------------------------   ------------   ------------   ------------   ------------
Net revenues                     $     22,031   $     21,465   $     87,929   $     90,866
Cost of goods sold                     14,131         15,680         58,719         65,470
Gross profit                            7,900          5,785         29,210         25,396

Selling, general and
 administrative expenses                5,295          5,078         22,949         20,443
Loss (gain) on disposal
 of property and equipment                 31             (1)            28           (334)
Income from operations                  2,574            708          6,233          5,287

Other income (expense):
Interest income                            90            126            285            133
Interest expense                         (272)          (418)        (1,346)        (1,594)
Interest expense-
 financing fees                           (48)           (48)          (193)          (318)
Other                                       4             (8)          (110)           (71)
Income from continuing
 operations before taxes                2,348            360          4,869          3,437
Income tax expense                        355            108            507            432
Income from continuing
 operations                             1,993            252          4,362          3,005

Income (loss) from
 discontinued operations                 (116)           289            349            670
Net income                              1,877            541          4,711          3,675

Preferred Stock dividends                   -              -              -             92
Net income applicable
 to Common Stock                 $      1,877   $        541   $      4,711   $      3,583

Net income per
 common share - basic
Continuing operations            $        .04   $        .01   $        .09   $        .07
 Discontinued operations                    -              -            .01            .01
Net income per
 common share                    $        .04   $        .01   $        .10   $        .08

Net income per common
 share - diluted
Continuing operations            $        .04   $        .01   $        .09   $        .07
Discontinued operations                     -              -            .01            .01
Net income per common share      $        .04   $        .01   $        .10   $        .08

Number of shares and potential
 common shares used in net
 income per common share:
   Basic                               52,036         44,754         48,157         42,605
   Diluted                             52,763         47,512         48,768         44,804

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands,                                   December       December
Except for Share Amounts)                                31, 2006       31, 2005
                                                       ------------   ------------
                                                               (unaudited)
ASSETS
Current assets
  Cash                                                 $      1,863   $         94
  Restricted cash                                                65            511
  Accounts receivable, net of allowance
   for doubtful accounts of $520 and $512                    15,256         16,609
  Unbilled receivables                                       12,861         11,948
  Prepaid expenses and other                                  5,508          3,656
  Current assets of discontinued operations,
   net of allowance for doubtful
   accounts of $0 and $90                                        22             60
    Total current assets                                     35,575         32,878

Net property and equipment                                   45,920         44,480
Net Property and equipment of
 discontinued operations                                        706            806
Permits                                                      13,395         13,188
Goodwill                                                      1,330          1,330
Unbilled receivables - long term                              2,600              -
Finite Risk Sinking Fund                                      4,518          3,339
Other assets                                                  1,953          2,504
    Total assets                                       $    105,997   $     98,525

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $      3,922   $      6,053
  Accrued expenses and other                                 15,733         17,603
  Current liabilities of discontinued operations                707            628
  Current portion of long-term debt                           2,403          2,678
    Total current liabilities                                22,765         26,962

  Other long-term liabilities                                10,166          9,279

  Long-term liabilities of
   discontinued operations                                    1,402          3,149
  Long-term debt, less current portion                        5,926         10,697
    Total long-term liabilities                              17,494         23,125
    Total liabilities                                        40,259         50,087

Commitments and Contingencies                                     -              -

Preferred Stock of subsidiary, $1.00 par
 value; 1,467,396 shares authorized,
 1,284,730 shares issued and outstanding,
 liquidation value $1.00 per share                            1,285          1,285

Stockholders' equity:
Common Stock, $.001 par value; 75,000,000
 shares authorized, 52,053,744 and
 45,813,916 shares issued, including 988,000
 shares retired in 2006 and held as treasury
 stock as of December 31, 2005, respectively                     52             46
   Additional paid-in capital                                92,980         82,180
   Stock Subscription Receivable                                (79)
   Accumulated deficit                                      (28,500)       (33,211)
                                                             64,453         49,015
Less Common Stock in treasury at cost;
 988,000 shares                                                   -         (1,862)
    Total stockholders' equity                               64,453         47,153

    Total liabilities and stockholders' equity         $    105,997   $     98,525

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             03/06/2007
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-770-587-5155, David K. Waldman-US Investor Relations, of Crescendo Communications, LLC, +1-212-671-1020 x101; or Herbert Strauss-European Investor Relations, +43-316-296-316, or herbert@eu-ir.com /
    /Web site:  http://www.perma-fix.com /